                              LNB Bancorp, Inc.

                           Exhibit to Form 10 - K/A

                 (for the fiscal year ended December 31, 1997)

                        S - K Reference Number (99.1)

           Annual report on Form 11-K of The Lorain National Bank
          Employee Stock Ownership Plan (registration number 33-65036)
            for the plan year ended December 31, 1997 filed as an
                amendment to the annual report on Form 10-K.

                                             4

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934






[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1997

Note: This Form 11-K is being filed as an amending exhibit to the Form
      10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 1997 pursuant to Rule 15d-21, therefore no fee is required.



      [   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
      For the transition period from                  to
                                     ----------------    -----------



      Commission file number 0-13203



            THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
            ------------------------------------------------------
                         (Full title of the plan)



        Lorain National Bank   457 Broadway   Lorain, Ohio   44052-1769
        ---------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                           5

                            REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report.

     1)   Independent Auditors' Report

     2)   Statements of Assets Available for Distribution to
          Participants - December 31, 1997 and 1996

     3) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 1997 and 1996.

     4)   Notes to Financial Statements - December 31, 1997 and 1996

     5) Schedule 1 - Item 27a - Assets Held for Investment Purposes (at the end of the Plan year) - December 31, 1997

     6) Schedule 2 - Item 27d - Reportable Transactions - Year ended December 31, 1997

B)   The following exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

                                              6

(COVER EMBOSSED WITH LOGO)
KPMG Peat Marwick LLP


The Lorain National Bank
Employee Stock Ownership Plan

Financial Statements and Schedules

December 31, 1997 and 1996


(With Independent Auditors' Report Thereon)


                                         7

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP
1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                        Independent Auditors' Report
                        ----------------------------
The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
  Employee Stock Ownership Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 1997 and 1996, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 1997 and 1996, and the changes in those assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
April 10, 1998

(LOGO)
Member Firm of
KPMG International
                                     8

                         THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Assets Available for Distribution to Participants

                        December 31, 1997 and 1996


                                                      1997        1996
                                                      ----        ----
  Assets available for distribution
  to participants
    Short-term cash investments                  $   378,065     408,177
    Investments, at fair value (note 3)
      Common stock - LNB Bancorp, Inc.             3,539,707   3,103,290
      United States government securities                -        98,562
                                                 -----------  ----------
             Total investments                     3,539,707   3,201,852

  Receivables
    Employer contribution                                -       150,000
    Dividends and interest                            29,336      22,564
                                                 -----------  ----------
              Total Receivables                       29,336     172,564
                                                 -----------  ----------
              Assets available for
              distribution to participants       $ 3,947,108   3,782,593
                                                 ===========  ==========
  Assets available for distribution to
      participants
    Assets payable to terminated participants    $   325,177     316,157
    Assets available for continuing participants   3,621,931   3,466,436
                                                 -----------  ----------
                                                 $ 3,947,108   3,782,593
                                                 ===========  ==========

  See accompanying notes to financial statements.

                              9

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

Statements of Changes in Assets Available for Distribution to Participants

                    Years ended December 31, 1997 and 1996


                                                          1997      1996
                                                          ----      ----

  Additions
    Investment income - dividends and interest        $ 102,993    97,502
    Employer contribution                               400,000   400,000
    Net (depreciation)/appreciation in fair value
      of investments (note 3)                          (105,664)  188,350
                                                      --------- ---------
           Total additions                              397,329   685,852
                                                      --------- ---------
  Distributions to participants                        (232,814) (475,938)
                                                      --------- ---------
  Increase in assets available for distribution
    to participants                                     164,515   209,914
  Assets available for distribution to participants
    Beginning of year                                 3,782,593 3,572,679
                                                     ---------- ---------
    End of year                                      $3,947,108 3,782,593
                                                     ========== =========

    See accompanying notes to financial statements.

                              10

                             THE LORAIN NATIONAL BANK
                           EMPLOYEE STOCK OWNERSHIP PLAN

                           Notes to Financial Statements
                            December 31, 1997 and 1996

  (1)  Description of the Plan
       -----------------------
       The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       (a)   General
             -------
             The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

             Under the terms of the Plan, the Trust Department of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

       (b)   Bank Contributions
             ------------------
             The amount of the contribution is determined by the Bank's Board of Directors in its absolute discretion. The Bank is not required to make a contribution in any specific year.

             Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

       (c)   Voluntary Contributions
             -----------------------
             The Plan does not permit voluntary contributions.

       (d)   Vesting
             -------
             Each participant's vested interest in the Bank's contribution is determined based on the number of years of service, as defined by the Plan. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants. The remaining forfeitures, if any, are used to reduce the contribution of the Bank for the plan year in which such forfeitures occur.
                                     11

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

       (e)   Distributions Upon Termination of Employment
             --------------------------------------------
             A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

             A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

       (f)   Plan Termination
             ----------------
             Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

       (g)   Plan Administrator
             ------------------
             The Plan Administrator is the President and Chief Executive Officer of the Bank.

  (2)  Summary of Significant Accounting Policies
       ------------------------------------------
       (a)   Basis of Presentation
             ---------------------
             The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

       (b)   Investments
             -----------
             The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual method of accounting.

       (c)   Use of Estimates in the Preparation of Financial Statements
             -----------------------------------------------------------
             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the changes in assets available for distribution during the reporting period. Actual results could differ from those estimates.

       (d)   Payment of Benefits
             -------------------
             Benefit payments to participants are recorded when they are paid.




                            THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         Notes to Financial Statements
  (3)  Investments
       -----------
       The following table presents the fair values of investments at December 31, 1997 and 1996:
                                       1997                 1996
                               --------------------- --------------------
                                Number                Number
                               of Shares     Fair    of Shares     Fair
                                or Units    Value     or Units    Value
                               --------- ----------- --------- -----------
      Common stock
        LNB Bancorp, Inc.       127,557   $3,539,707  107,010   $3,103,290
      United States
        Treasury Notes
         $100,000, 5.875%, due
          November 30, 2001           -            -        -       98,562
                                           ---------             ---------
               Total investments          $ 3,539,707           $3,201,852
                                            =========            =========

    During the years ended December 31, 1997 and 1996, the Plan's investments (including investments bought, sold, and held during the year)appreciated (depreciated) in value by $(105,644) and $188,350, respectively, as follows:
                                                        1997        1996
                                                        ----        ----
                 Common Stock - LNB Bancorp, Inc.   $(105,945)    190,749
                 United States government securities      281      (2,339)
                                                      -------     -------
                                                    $(105,664)    188,350
                                                      =======     =======
  (4)  Administrative Expenses
       -----------------------
       The administrative expenses of the Plan are paid by the Bank.

  (5)  Federal Income Taxes
       --------------------
       The Plan has obtained a favorable determination letter dated May 6, 1996, under the provisions of Section 401.1(b)(3) of the Internal Revenue Code and is exempt from federal income taxes.

  (6)  Party-in-Interest Transactions
       ------------------------------
       The following is a summary of transactions in common stock of LNB Bancorp Inc., 100 percent owner of the Bank, during the year ended December 31, 1997:

                                                      Number     Fair
                                                    of Shares    Value
                                                    ---------  ----------
         Balance at December 31, 1996                107,010  $ 3,103,290
           2% stock dividend                           2,226        -
           Purchases                                  20,628      611,001
           Distributions                              (2,307)     (68,633)
           Net (depreciation)                            -       (150,945)
           Sale of fractional shares                     -             (6)
                                                     --------  ----------
         Balance at December 31, 1997                127,557  $ 3,539,707
                                                     ========  ==========

                                                            Schedule 1
                                                            ----------
                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                             Plan Number: 002



                Line 27a - Assets Held for Investment Purposes
                           (at the end of the Plan year)
                               December 31, 1997

Column A     Column B                   Column C              Column D
--------  ------------------   --------------------------   -----------
                               Description of Investment
          Identity of Issue,    Including Maturity Date,
          Borrower, Lessor,    Rate of Interest, Collateral
           or Similar Party      Par or Maturity Value          Cost
          ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     127,557 shares of common     $ 2,642,060
                                   stock                     -----------
*         Lorain National Bank   Mutual Funds
                                   Treasury Trust Fund           378,065
                                                             -----------
                                                             $ 3,020,125
                                                             ===========


Line 27a - Assets Held for Investment Purposes Continued

Column A     Column B                   Column C               Column E
--------  ------------------   --------------------------    -----------
                               Description of Investment
          Identity of Issue,    Including Maturity Date,
          Borrower, Lessor,    Rate of Interest, Collateral     Current
           or Similar Party       Par or Maturity Value          Value
          ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     127,557 shares of common     $ 3,539,707
                                   stock                     -----------
*         Lorain National Bank   Mutual Funds
                                   Treasury Trust Fund           378,065
                                                             -----------
                                                             $ 3,917,772
                                                             ===========

*Party-in-interest

  See accompanying independent auditors' report.

                                                               Schedule 2
                                                               ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0860480
                              Plan Number: 002




                      Line 27d - Reportable Transactions
                        Year ended December 31, 1997

Series transactions, when aggregated, involving an amount in excess of 5 percent of the current value of Plan assets:

   Column A               Column B          Column C   Column D   Column E
-------------------- ---------------------- ---------  --------- ---------
                                                              Total Dollar
Identity of             Description        Number of  Number      Value of
Party Involved           of Assets         Purchases  of Sales   Purchases
------------------- ---------------------- ---------  ---------- ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.      15         -        $611,001
                        Common Stock

* LNB Bancorp, Inc.    LNB Bancorp, Inc.       -         1             -
                        Common Stock

* Lorain National Bank Treasury Trust Fund    22         -        $838,261

* Lorain National Bank Treasury Trust Fund     -        31            -

Line 27d -  Reportable Transactions Continued

  Column A               Column B          Column F    Column G   Column H
---------------------- ----------------- ------------- --------  ---------
                                                                  Current
                                                                  Value of
                                           Total Dollar           Asset on
Identity of             Description         Value of   Cost of Transaction
Party Involved           of Assets           Sales         Asset     Date
---------------------- ----------------- ------------- --------- ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.     -        $611,001    $611,001
                        Common Stock

* LNB Bancorp, Inc.    LNB Bancorp, Inc.     6              $6          $6
                        Common Stock

* Lorain National Bank Treasury Trust Fund   -         $838,261   $838,261

* Lorain National Bank Treasury Trust Fund   864,603   $864,603   $864,603

                                                               Schedule 2
                                                               ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0860480
                              Plan Number: 002

                      Item 27d - Reportable Transactions

                         Year ended December 31, 1997

Line 27d -  Reportable Transactions Continued

     Column A               Column B          Column I
---------------------- ---------------------- -------------
   Identity of             Description        Net Gain
   Party Involved           of Assets         or (Loss)
---------------------- ---------------------- -------------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.           -
                        Common Stock

* LNB Bancorp, Inc.    LNB Bancorp, Inc.           -
                        Common Stock

* Lorain National Bank Treasury Trust Fund         -

* Lorain National Bank Treasury Trust Fund         -


* Party-in-interest

  See accompanying independent auditors' report.


                                            17

                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



            THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
            ------------------------------------------------------
                                (Name of Plan)




  Date: June 26, 1998           By: /s/ Gregory D. Friedman
        -------------               -----------------------
                                    Gregory D. Friedman
                                    Senior Vice President,
                                    Chief Operating Officer and
                                    Chief Financial Officer


                                    /s/ Mitchell J. Fallis
                                    ----------------------
                                    Mitchell J. Fallis
                                    Vice President and
                                    Chief Accounting Officer

                                        18

                             The Lorain National Bank
                           Employee Stock Ownership Plan

                              Exhibit to Form 11 - K

                 (for the fiscal year ended December 31, 1997)

                            S - K Reference Number (24)


                      Consent of Independent Accountants.

                                      19

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                       Consent of Independent Accountants
                       ----------------------------------

The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65036 of LNB Bancorp, Inc. of our report dated April 10, 1998, relating to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 1997, and 1996, and the related statements of changes in assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 1997 annual report on Form 10-K of LNB Bancorp, Inc.

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
June 26, 1998

(LOGO)
Member Firm of
KPMG International

                                              20